Company Press Release

Internet Stock Market Resources, Inc. announces the signing of USAsurance Group Inc. as new client.

St. Petersburg, Fl. June 24 Internet Stock Market Resources, Inc. (OTC BB: ISMR) is announcing the addition of USAsurance Group (OTC BB: UASG) to its listed member organization.

USAsurance Group Inc. (OTC BB UASG), through two wholly-owned subsidiaries Akahi Corp. and Akahi.com Inc., markets nutrition and personal care products, and technology products and services, by direct marketing, multi-level marketing and e-commerce. The company(1)s growth strategy employs the synergistic combination of infomercials, direct mail, seminars, and e-commerce to attract and support a growing distributor base throughout the United States.

For on-line investor information on UASG go to:
http://www.internetstockmarket.com/corpprof/u/uasg.html

Additional information about USAsurance Group may be viewed at http://www.akahi.com For Investor Relations email: gsmolen99@yahoo.com

To receive UPDATES on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Additional clients of Internet Stock Market Resources, Inc. who receive on-line investor relations services include: Ameralia,Inc., (NASDAQ: AALA), Voxware(R), Inc. (NASDAQ:VOXW), and First Florida Communications, Inc (OTC BB: FFCI) K-Tel International (NASDAQ: KTEL), Alya International (OTC BB: ALYA), and DCH Technology, Inc. (OTC BB: DCHT).

Internet Stock Market Resources, Inc, herewith states that no other company mentioned in this release is related to USAsurance Group Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com

Source: Internet Stock Market Resources, Inc. http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.